PARTICIPANT AGREEMENT

                        FIRST TRUST EXCHANGE-TRADED FUND
                      FIRST TRUST EXCHANGE-TRADED FUND II
                FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND AND
                      FIRST TRUST EXCHANGE-TRADED FUND IV
                     FIRST TRUST EXCHANGE-TRADED FUND VIII


      This Participant Agreement (this "Agreement") is entered into between First Trust Portfolios, L.P. (the "Distributor"), ______________________________
(the "Participant") and The Bank of New York Mellon (the "Transfer Agent"). The Transfer Agent serves as the Transfer Agent of the First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded AlphaDEX(R) Fund and First Trust Exchange-Traded Fund IV and [First Trust Exchange-Traded Fund VIII] (each, a "Trust" and, collectively, the "Trusts") and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of each Trust in connection with the sale and distribution of shares of beneficial interest, par value $0.01 per share ("Shares"), of the Series of each Trust (each a "Fund") on Schedule I attached hereto and incorporated herein, as the same may be amended from time to time. Certain Funds (each, an "International Fund") may include securities of issuers that are domiciled outside the United States and listed on the foreign equivalent of a U.S. national securities exchange (a "U.S. exchange"). The Distributor, the Transfer Agent and the Participant acknowledge and agree that each Trust and Fund shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein. The prospectus and statement of additional information for each Fund (collectively, the "Prospectus") are incorporated herein and included as part of the respective Trust's Registration Statement as amended on Form N-1A. Shares may be created or redeemed only in aggregations of 50,000 (or such other aggregation as is specified in the relevant Fund's Prospectus), referred to therein and herein as a "Creation Unit." Capitalized terms not otherwise defined herein are used herein as defined in the relevant Fund's Prospectus. All references to "cash" shall refer to U.S. dollars.

      This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Trusts' Clearing Process," or (ii) outside the Trusts' Clearing Process (e.g., through the facilities of the Depository Trust Company ("DTC")).

      This Agreement supersedes any prior Participant Agreement entered into by the parties with respect to the Trusts and any Fund from and after the date hereof. Any and all prior Participant Agreements entered into by the parties are deemed terminated upon execution of this Agreement.



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      The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

SECTION 1. STATUS OF PARTICIPANT.

      The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trusts' Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Prospectus, a "Participating Party"); and
(ii) with respect to orders for the creation or redemption of Creation Units outside the Trusts' Clearing Process, it is a DTC Participant (as defined in the Prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units (a "Creation Order" and "Redemption Order," respectively) either through the Trusts' Clearing Process or outside the Trusts' Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement ("Execution of Orders") and the procedures described in Attachment A attached hereto and incorporated herein and made a part hereof, as the same may be amended from time to time ("Attachment A"). Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Transfer Agent of such change.

      The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority. ("FINRA") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified as a broker or dealer, or otherwise, under all applicable state laws where it is required to do so in order that Shares may be sold in such states where the Participant intends to sell such Shares. The Participant agrees to conform to the rules of FINRA and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares, to the extent such laws, rules and regulations relate to the Participant's transactions in, and activities with respect to, the Shares.

      The Participant understands and acknowledges that the proposed method by which Creation Units of Shares will be purchased and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trusts and their respective Funds on an ongoing basis, the offer and sale of Shares to investors may involve a "distribution," as such term is used in the Securities Act of 1933 (the "Securities Act"). The Participant understands and acknowledges that its offer and sale of Shares to investors, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.


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SECTION 2. EXECUTION OF ORDERS.

      All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the respective Fund's Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. Each Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units (and the procedures for the Trusts may, but need not be, identical), and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

      The Participant understands and agrees that Creations Orders and Redemption Orders may be submitted only on days that the U.S. exchange where the Shares are principally listed (as specified in the Prospectus) is open for trading or business.

SECTION 3. NSCC.

      Solely with respect to orders for the creation or redemption of Creation Units through the Trusts' Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the "Trust Telephone Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent, as the case may be, and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

      With respect to any Redemption Order, the Participant also acknowledges and agrees to use its best efforts to return to the applicable Fund any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Securities that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees that the applicable Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should be paid to the Fund. With respect to any Creation Order, the Distributor shall cause the applicable Fund's Custodian to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Securities that are transferred to a Fund that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

SECTION 4. DEPOSIT SECURITIES.

      The Participant understands that the number and names of the designated portfolio of securities (each, a "Deposit Security" and, collectively, the

"Deposit Securities") and relevant cash amounts (the "Cash Component") to be deposited in connection with the purchase of a Creation Unit (the current "Fund Deposit") for each Fund will be made available each day that the New York Stock Exchange (the "NYSE") is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Fund Deposit to be transmitted through the facilities of the NSCC in connection with Redemption Orders and Creation Orders that are caused by the applicable Trust or Fund, the Distributor or the Transfer Agent.

      Under certain circumstances, a Trust may, in its discretion, permit or require, with respect to one or more Funds, a Participant to substitute cash in lieu of depositing some or all of the requisite Deposit Securities. A Trust may additionally permit, in its discretion, with respect to one or more International Funds under certain circumstances, a Participant to substitute a different security in lieu of depositing some or all of the Deposit Securities. Substitution of cash or a different security might be permitted or required, for example, because one or more Deposit Securities may be unavailable, may not be available in the quantity needed, or may not be eligible for trading by the Participant (or any party on whose behalf the Participant is acting) due to local trading restrictions (including, for example, requirements that securities be traded only for cash in local currency) or other circumstances.

SECTION 5. ROLE OF PARTICIPANT.

      The Participant shall have no authority in any transaction to act as agent of the Distributor, the Transfer Agent, any Trust or any Fund.

      (a) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to it customers, to assist the Distributor in ascertaining certain information regarding sales of Shares made by or through Participant upon the request of a Trust or Fund or the Distributor necessary for the applicable Trust or Fund to comply with its obligation to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver Prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of a Fund or other similar information that the applicable Trust or Fund is obligated to deliver to its shareholders to the Participant's customers that custody Fund Shares with the Participant, after receipt from the applicable Trust or Fund or the Distributor of sufficient quantities to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne by the Distributor or the applicable Trust or Fund in accordance with usual custom and practice in respect of such communications. None of the Distributor, the applicable Trust or Fund or any of their respective affiliates shall use the names and addresses and other information concerning Participant's customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (a) of Section 5, or as may otherwise be required by applicable law.

      (b) The Participant certifies that it has policies, procedures and internal controls in place that are reasonably designed to comply with all

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applicable anti-money laundering laws and regulations, including applicable provisions of the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control as the same may in effect from time to time.

SECTION 6. PARTICIPANT REPRESENTATIONS.

      (a) The Participant represents, warrants and agrees that it will not make any representations concerning any Fund, the applicable Trust, the Creation Units or the Shares other than those consistent with the Fund's then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the applicable Trust or Fund, or any such materials permitted by clause (b) of this Section 6.

      (b) The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or to display or publish any information or materials relating to a Trust or any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant's internal use only, any brokerage communications between employees of Participant and customers or any communications prepared and directed to registered broker-dealers) ("Marketing Materials"), except (i) such Marketing Materials as may be furnished to the Participant by the Distributor or the applicable Trust or Fund and (ii) such other Marketing Materials as are consistent with the applicable Fund's then current Prospectus or otherwise approved by the Distributor or the Trust; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant and, upon request, a copy is forwarded to the Distributor as soon as practicable.

      (c) Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may prepare and circulate in the regular course of their businesses (i) research reports that include information, opinions or recommendations relating to Shares; and (ii) without reference to a Fund or its Prospectus, data and information relating to the various indices to which the Funds are benchmarked.

SECTION 7. SUBCUSTODIAN ACCOUNTS.

      The Participant understands and agrees that in the case of an International Fund, the relevant Trust has caused The Bank of New York Mellon acting in its capacity as the Trust's custodian ("Custodian") to maintain with one or more applicable subcustodians (each, a "Subcustodian") for such International Fund an account in the relevant foreign jurisdiction(s) to which the Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or "cash in lieu" amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by the Trust or such International Fund, in accordance with the terms and conditions applicable to such account in such foreign jurisdiction.

SECTION 8. TITLE TO SECURITIES: RESTRICTED SHARES.

      The Participant represents that upon delivery of a portfolio of Deposit Securities to a Fund's custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any special restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Creation Order or (ii) any provision of the Securities Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction.

SECTION 9. FEES.

      In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, (i) the Creation Transaction Fee or Redemption Transaction Fee (each also sometimes referred to individually herein as the "Transaction Fee") prescribed in the relevant Fund's Prospectus applicable to creations or redemptions through the Trusts' Clearing Process, or (ii) the applicable Creation Transaction Fee or Redemption Transaction Fee plus, in each case, such additional variable amounts as may be prescribed in the relevant Fund's Prospectus for (a) creations or redemptions outside the Trusts' Clearing Process and (b) creations through the Trusts' Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the relevant Fund's Prospectus. With respect to International Funds (for which creations and redemptions are processed outside the Trusts' Clearing Process), such additional variable amounts may include any expenses incurred by a Fund in the transfer of Deposit Securities to the Fund in connection with a creation of Creation Units, and in the transfer of Deposit Securities to the Participant in connection with a redemption of Creation Units; such expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund permits a Participant to substitute cash or a different security in lieu of depositing one or more of the requisite Deposit Securities, the Participant may be assessed a higher Transaction Fee on the substitute security portion of its investment to cover the cost of purchasing the Deposit Securities and/or disposing of the substituted securities, including operational processing and brokerage costs, transfer fees, stamp taxes, and part or all of the spread between the expected bid and offer side of the market related to such Deposit Securities and/or substitute securities.

SECTION 10. AUTHORIZED PERSONS.

      Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized person, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any

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other notice, request or instruction on behalf of the Participant (each, an
"Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

SECTION 11. REDEMPTION.

      The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares of any Fund to be redeemed, and the entire proceeds of the redemption, (b) the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust or Fund would not be precluded as the result of their being subject to or the subject of a loan, repurchase agreement, securities lending agreement or other arrangement and (c) upon delivery to the Fund's custodian, the Shares will be free and clear of all liens.

      A Trust may make redemptions in cash in lieu of transferring one or more Deposit Securities if the Trust or Fund determines, in its discretion, that such method is warranted because a Participant who has placed the Redemption Order is restrained by regulation or policy from transacting in the Deposit Securities, delivery of the Deposit Securities is not permissible under applicable law or foreign stock exchange regulations, or for other reasons.

       In connection with an International Fund, a Participant must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account Deposit Securities will be delivered in connection with a redemption. If a redeeming Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such foreign jurisdiction(s) and in certain other circumstances, the Trust or Fund may in its discretion redeem Shares for cash, and the redeeming Participant, on behalf of itself or any part for which it is acting, will be required to receive redemption proceeds in cash. In such case, the Participant will receive a cash payment equal to the net asset value (next determined after receipt of the Redemption Order) times the number of Shares in a Creation Unit of the relevant International Fund, minus the Transaction Fee and other costs specified in Section 9.

       In the case of a beneficial owner of an International Fund who is a resident of Australia or New Zealand, the Participant understands and agrees that such beneficial owner is only entitled to receive cash upon its redemption of Creation Units. In a Redemption Order, the Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian or New Zealand resident.

SECTION 12. FUND'S TAX BASIS.

      The Participant represents and warrants to the Distributor and each Trust and Fund that with respect to any Creation Units it shall only deliver or transfer, or cause to be delivered or transferred, Deposit Securities (or contracts therefor) that, should Section 351 of the Internal Revenue Code of 1986, as amended, apply to such delivery or transfer, will have a tax basis in the hands of the Fund receiving the Deposit Securities equal to the closing market price of such Deposit Securities on the date the Creation Order with respect thereto is Deemed Received (as such term is defined in Attachment A hereto). Such representation and warranty shall be deemed repeated with respect to each Creation Order.

SECTION 13. INDEMNIFICATION.

      (a) The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, each Trust, each Fund, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of
Section 15 of the Securities Act (each, for purposes of this paragraph, an "Indemnified Party") from and against any loss, liability, cost and expense (including reasonable attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to the sales, trading or marketing of Shares and the creation or redemption of or investment in a Fund or Funds, except that the Participant shall not be required to indemnify an Indemnified Party to the extent that such failure was caused by Participant's adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Indemnified Party, as applicable; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 10 hereto. The Participant and the Distributor understand and agree that each Trust and Fund as a third party beneficiary of this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit each such Trust and Fund.

      (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, for purposes of this paragraph, an "Indemnified Party") from and against any loss, liability, cost

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and expense (including reasonable attorneys' fees) incurred by such Indemnified
Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds; or (iv) actions of such Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor or the Transfer Agent.

      (c) Each of the Distributor and Participant agrees to jointly and severally indemnify Transfer Agent and hold Transfer Agent harmless from and against any and all losses sustained or incurred by or asserted against Transfer Agent by reason of or as a result of any action or inaction, or arising out of Transfer Agent's performance hereunder, including reasonable fees and expenses of counsel incurred by Transfer Agent in a successful defense of claims by the Distributor and/or Participant; provided however, Distributor and/or Participant shall not indemnify Transfer Agent for those losses arising out of Transfer Agent's own negligence or willful misconduct or that of its employees. This indemnity shall be a continuing obligation of the Distributor and/or Participant, and their respective successors and assigns, notwithstanding the termination of this Agreement.

      (d) Except to the extent that the Transfer Agent is to be indemnified as provided in this Section 13, no party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Indemnified Party by a third party, or out of interruptions or delays of electronic means of communications with the Indemnified Parties.

SECTION 14. STANDARD OF CARE.

      Transfer Agent shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its obligations hereunder. In no event shall the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

SECTION 15. FORCE MAJEURE.

      Transfer Agent shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all laws, rules and regulations (the "Disaster Recovery Plan and Back-Up System") applicable to the Transfer Agent for providing services as such. Transfer Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer

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(hardware or software) or communications service; accidents; labor disputes;
acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that Transfer Agent has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Transfer Agent had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, Transfer Agent shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

SECTION 16. ACKNOWLEDGMENT.

      The Participant acknowledges receipt of each relevant Fund's Prospectus and represents it has reviewed such document and understands the terms thereof.

SECTION 17. NOTICES.

      Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attn: ETF Services Group. All notices to the Participant and the Distributor shall be directed to the address, telephone or facsimile indicated below the signature line of such party.

SECTION 18. TERMINATION.

      This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty
(30) days prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that a Trust is terminated pursuant to its Declaration of Trust. This Agreement supersedes any prior Participant Agreement entered into by the parties. Any and all prior Participant Agreements entered into by the parties are deemed terminated upon execution of this Agreement.

SECTION 19. PROSPECTUS.

      (a) The Distributor will provide to the Participant copies of the then current Prospectus for each Fund and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 19 when the Participant has received such revised, supplemented or amended Prospectus by email at _____________________, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

      (b) Distributor represents and warrants that (i) the registration statement(s) for First Trust Exchange-Traded Fund on Form N-1A (No. 333-125751) and the Prospectus(es) contained therein, the registration statement(s) for First Trust Exchange-Traded Fund II on Form N-1A (No. 333-137036) and the Prospectus(es) contained therein, and the registration statement(s) for First Trust Exchange-Traded AlphaDEX(R) Fund (No. 333-140895) and the Prospectus(es) contained therein, and the registration statement(s) for First Trust Exchange-Traded Fund IV (No. 333-174332) and the Prospectus(es) contained therein, and the registration statement(s) for [First Trust Exchange-Traded Fund VIII on Form N-1A (No. 333-210186)] and the Prospectus(es) contained therein, conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the registration statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trusts, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, except the registration under the Securities Act of the Shares.

SECTION 20. COUNTERPARTS.

      This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

SECTION 21. NO WAIVER.

      Each and every right granted to any party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party hereto to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any party hereto of any right preclude any other or future exercise thereof or the exercise of any other right.

SECTION 22. ENFORCEABILITY; AMENDMENT.

      In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto, except that any amendment to
Schedule I approved in writing by the Distributor (upon which written approval the Transfer Agent may conclusively rely) and any amendment to Attachment A hereto need be signed only by the Transfer Agent. The Transfer Agent shall provide the Participant a copy of any such amendment in the manner provided in
Section 17. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the others.

SECTION 23. GOVERNING LAW; CONSENT TO JURISDICTION.

      This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The parties hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

SECTION 24. STATUS OF FUND

      The Distributor hereby represents that each Series (i) of the First Trust Exchange-Traded Fund (ii) of the First Trust Exchange-Traded Fund II, (iii) of the First Trust Exchange-Traded AlphaDEX (R) Fund, (iv) of First Trust Exchange-Traded Fund IV, and (v) of the First Trust Exchange-Traded Fund VIII is a registered open ended investment company operating in accordance with the exemptive order granted under 812-13000 and I.C. Release No. 27068 dated September 20, 2005, as the same may be amended from time to time, and I.C. Release No. 27051 dated August 26, 2005 and any additional I.C. Releases related to such amendments.

                               FIRST TRUST PORTFOLIOS, L.P.

                               By
                                 ---------------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                        --------------------------------------

                               Address:      120 E. Liberty Drive, Suite 400
                                             Wheaton, Illinois  60187
                               Telephone:    (630) 765-8798
                               Facsimile:    (630) 517-7437



                               -----------------------------------------------

                               By
                                 ---------------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                        --------------------------------------

                               Address:
                                        --------------------------------------

                                        --------------------------------------
                               Telephone:
                                         -------------------------------------
                               Facsimile:
                                         -------------------------------------


                               THE BANK OF NEW YORK MELLON, as Transfer Agent

                               By
                                 ---------------------------------------------
                                  Name:
                                        --------------------------------------
                                  Title:
                                        --------------------------------------

                               Address:    101 Barclay Street
                                           New York, New York 10286
                               Telephone:  (212) 815-5031
                               Facsimile:  (212) 815-2889

Dated:
      -----------------------

                   SERIES OF FIRST TRUST EXCHANGE-TRADED FUND

First Trust Dow Jones Select MicroCap Index(SM) Fund

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund

First Trust NASDAQ-100-Technology Sector Index(SM) Fund

First Trust US IPO Index Fund

First Trust NYSE Arca Biotechnology Index Fund

First Trust Capital Strength ETF

First Trust Dow Jones Internet Index(SM) Fund

First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund

First Trust Value Line(R) Dividend Index Fund

First Trust Total US Market AlphaDEX ETF

First Trust S&P REIT Index Fund

First Trust ISE Water Index Fund

First Trust ISE-Revere Natural Gas Index Fund

First Trust ISE Chindia Index Fund

First Trust Value Line(R) 100 Exchange-Traded Fund

First Trust NASDAQ(R) ABA(R) Community Bank Index Fund

First Trust CBOE VIX Tail Hedge Index Fund


                 SERIES OF FIRST TRUST EXCHANGE-TRADED FUND II

First Trust STOXX(R) European Select Dividend Index Fund

First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund

First Trust Dow Jones Global Select Dividend Index Fund

First Trust ISE Global Wind Energy Index Fund

First Trust ISE Global Engineering and Construction Index Fund

First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund

First Trust Indxx Global Natural Rserouces Income ETF

First Trust Indexx Global Agriculature ETF

First Trust ISE BICK Index Fund

First Trust NASDAQ Smartphone Index Fund

First Trust NASDAQ Global Auto Index Fund

First Trust ISE Cloud Computing Index Fund

First Trust International IPO ETF

First Trust NASDAQ Cybersecurity ETF


                                     Sch. I

                 SERIES OF FIRST TRUST EXCHANGE-TRADED FUND IV

First Trust North American Energy Infrastructure Index Fund

First Trust Tactical High Yield ETF

First Trust Senior Load Fund

First Trust Enhanced Short Maturity ETF

First Trust Strategic Income ETF

First Trust Low Duration Opportunities ETF


                [SERIES OF FIRST TRUST EXCHANGE-TRADED FUND VIII

First Trust Equity Market Neutral ETF

First Trust Long/Short Currency Strategy ETF]


             SERIES OF FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND

First Trust Consumer Discretionary AlphaDEX(R) Fund

First Trust Consumer Staples AlphaDEX(R) Fund

First Trust Energy AlphaDEX(R) Fund

First Trust Financials AlphaDEX(R) Fund

First Trust Health Care AlphaDEX(R) Fund

First Trust Industrials/Producer Durables AlphaDEX(R) Fund

First Trust Materials AlphaDEX(R) Fund

First Trust Technology AlphaDEX(R) Fund

First Trust Utilities AlphaDEX(R) Fund

First Trust Large Cap Core AlphaDEX(R) Fund

First Trust Mid Cap Core AlphaDEX(R) Fund

First Trust Small Cap Core AlphaDEX(R) Fund

First Trust Large Cap Growth AlphaDEX(R) Fund

First Trust Large Cap Value AlphaDEX(R) Fund

First Trust Multi Cap Growth AlphaDEX(R) Fund

First Trust Multi Cap Value AlphaDEX(R) Fund

First Trust Mid Cap Growth AlphaDEX Fund

First Trust Mid Cap Value AlphaDEX Fund

First Trust Small Cap Growth AlphaDEX Fund

First Trust Small Cap Value AlphaDEX Fund

First Trust Mega Cap AlphaDEX Fund

                                  ATTACHMENT A

      Subject to the terms and conditions of the attached Participant Agreement, this document supplements the Prospectuses for the Series of First Trust Exchange-Traded Fund, for the Series of First Trust Exchange-Traded Fund II, for the Series of First Trust Exchange-Traded AlphaDEX(R) Fund and for the Series of First Trust Exchange-Traded Fund IV and for the Series of [First Trust Exchange-Traded Fund VIII] and is an attachment to, and incorporated into and made a part of, the Participant Agreement with respect to the procedures to be used by (i) the Transfer Agent in processing an order for the creation of Shares, and (ii) the Transfer Agent in processing a request for the redemption of Shares, and (iii) the Participants and the Transfer Agent in delivering or arranging for the delivery of requisite cash payments, Fund Deposit or Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption. Capitalized terms not otherwise defined have the meaning assigned to them in the Participant Agreement.

      A Participant is first required to have signed the Participant Agreement. Upon acceptance of the Participant Agreement by the Distributor, the Transfer Agent will assign a unique personal identification number ("PIN Number") to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place orders for either creation or redemption of Shares.

SECTION I.    TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF SHARES

      1. Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at (212) 815-5031 not later than the closing time of the regular trading session on The New York Stock Exchange (the "NYSE Closing Time") (ordinarily 4:00 p.m. New York time) to receive a submission number ("Submission Number"). In the case of custom orders, the order must be received by the Transfer Agent no later than 3:00 p.m. Eastern time on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the NYSE Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

      2. Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request and (b) the designated Submission Number in one document and transmit such document by facsimile to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission," and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date." As used herein, a Business Day ("Business Day") is any day on which The New York Stock


                                 Attachment 1-1-

Exchange is open. NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

      3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Shares must be sent by facsimile to the Trust Telephone Representative, as applicable, within fifteen (15) minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

            (a) In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time, the Submission will be deemed invalid.

            (b) In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) fifteen (15) minutes of contact with the Participant or (ii) forty-five
      (45) minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be deemed invalid.

      4. Await Receipt of Confirmation.

            (a) Trusts' Clearing Process-Creation Orders. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of an order to create Shares in Creation Unit size aggregations ("Creation Order") through the Trusts' Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

            (b) Trusts' Clearing Process-Requests for Redemptions. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of a request to redeem Shares in Creation Unit size aggregations ("Redemption Order") through the Trusts' Clearing Process within fifteen
      (15) minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

            (c) Outside the Trusts' Clearing Process -- Creation Orders. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of a Creation Order outside the Trusts' Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent at the business numbers indicated.


                                 Attachment 1-2

            (d) Outside the Trusts' Clearing Process -- Redemption Orders. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of a Redemption Order outside the Trusts' Clearing Process within fifteen (15) minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

SECTION II. PARTICIPANTS' RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE FUND DEPOSIT OR SHARES AND CASH PAYMENTS IN CONNECTION WITH CREATION ORDERS OR REDEMPTION ORDERS

      1. Trusts' Clearing Process -- Creation Orders. The Participating Party notified of confirmation of a Creation Order to create Shares through the Trusts' Clearing Process shall be required to transfer or arrange for the transfer of (a) the requisite Deposit Securities (or contracts to purchase such Deposit Securities expected to be delivered through NSCC by the "regular way" settlement date) and (b) the Cash Component, if any, to the Transfer Agent by means of the Trusts' Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in Section IV.

      2. Trusts' Clearing Process -- Redemption Orders. The Participating Party notified of confirmation of a Redemption Order to redeem Shares through the Trusts' Clearing Process shall be required to transfer or arrange for the transfer of the requisite Shares and the Cash Redemption Amount, as defined in the applicable Fund's Prospectus ("Cash Redemption Amount"), if any, to the Transfer Agent by means of the Trusts' Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Transfer Agent as set forth below in
Section IV.

      3. Outside the Trusts' Clearing Process -- Creation Orders. The DTC Participant notified of acknowledgment of a Creation Order to create Shares outside the Trusts' Clearing Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite Deposit Securities through DTC so as to be received by the Transfer Agent no later than 11:00 a.m., Eastern Time, on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV, in such a way as to replicate the Fund Deposit established on the Transmittal Date by the Transfer Agent and (b) the Cash Component, if there is a positive Cash Component, through the Federal Reserve Bank wire system so as to be received by the Transfer Agent by 2:00 p.m., Eastern Time, on the next Business Day immediately following the day such order is Deemed Received. If the Transfer Agent does not receive the Deposit Securities by 11:00 a.m. Eastern Time and the Cash Component, if any, by 2:00 p.m., Eastern Time, on the Business Day immediately following the day such order is Deemed Received, the Creation Order contained in such Submission shall be canceled. Upon written notice to the Transfer Agent, the DTC Participant may resubmit such canceled order on the following Business Day using a Fund Deposit as newly constituted.

      4. Purchase of Creation Unit Aggregations Prior to Receipt of Deposit Securities. Creation Unit Aggregations may be created in advance of receipt by a Fund of all or a portion of the applicable Deposit Securities as described


                                 Attachment 1-3
below. In these circumstances, the initial deposit will have a value greater than the NAV of the applicable Fund's Shares on the date the Creation Order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus
(ii) one hundred fifteen percent (115%) of the market value of the undelivered Deposit Securities (the "Additional Cash Deposit"). The Creation Order shall be deemed to be received on the Business Day on which the order is placed provided that the Creation Order is placed in proper form prior to 4:00 p.m., Eastern time, on such date, and federal funds in the appropriate amount are deposited with the Transfer Agent by 11:00 a.m., Eastern time, the following Business Day. If the Creation Order is not placed in proper form by 4:00 p.m., Eastern time, or federal funds in the appropriate amount are not received by 11:00 a.m., Eastern time, the next Business Day, then the Creation Order may be deemed to be canceled and the Authorized Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the applicable Fund, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Fund in an amount at least equal to one hundred fifteen percent (115%) of the daily marked to market value of the missing Deposit Securities. The parties hereto further agree that the Trust may purchase the missing Deposit Securities at any time and the Participant agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the amount of the Additional Cash Deposit maintained with the Fund, as the Trust may determine in its sole discretion.

      5. Outside the Trusts' Clearing Process -- Redemption Orders. The DTC Participant notified of acknowledgment of a Redemption Order to redeem Shares outside the Trusts' Clearing Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite number of Shares through DTC no later than the NYSE Closing Time on the Business Day on which such Redemption Order is Deemed Received by the Transfer Agent and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 2:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Transfer Agent.

      6. Transaction Fee. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, (i) the Creation Transaction Fee or Redemption Transaction Fee prescribed in the relevant Fund's Prospectus applicable to creations or redemptions through the Trusts' Clearing Process, or (ii) the applicable Creation Transaction Fee or Redemption Transaction Fee plus, in each case, such additional variable amounts as may be prescribed in the relevant Fund's Prospectus for (a) creations or redemptions outside the Trusts' Clearing Process and (b) creations through the Trusts' Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Securities in the securities portion of the Fund Deposit. The Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the Creation Order or Redemption Order shall be adjusted by the amount of such applicable Transaction Fee and additional variable amounts, if any.


                                 Attachment 1-4

      7. International Funds -- Creation Orders.

            (a) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of the Trust on or before the International Contractual Settlement Date (defined below). The Participant must also pay on or before the International Contractual Settlement Date immediately available or same day funds estimated by Trust to be sufficient to pay the Cash Component next determined after acceptance of the Creation Order, together with the applicable Creation Transaction Fee and additional variable amounts (as described below and in the Prospectus). The "International Contractual Settlement Date" with respect to each International Fund is the earlier of
      (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Fund and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

            (b) Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities, the payment of the Cash Component, the payment of any other cash amounts and the Creation Transaction Fee have been completed. When the Subcustodian confirms to Custodian that the required Deposit Securities (or, when permitted in the sole discretion of Trust, the cash in lieu thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall notify Distributor and the Transfer Agent which, acting on behalf of the Trust, will issue and cause the delivery of the Creation Unit of Shares.

            (c) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Distributor, acting on behalf of the Trust, determines that a "cash in lieu" amount will be accepted, Distributor will notify the Participant and the Transfer Agent, and the Participant shall deliver, on behalf of itself or the party on whose behalf it is acting, the "cash in lieu" amount, with any appropriate adjustments as advised by the Trust.

            (d) In the event that a Fund Deposit is incomplete on the International Contractual Settlement Date for a Creation Order because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the Participant to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by an Additional Cash Deposit with respect to undelivered Deposit Securities as described above in Section 4.

            (e) Cash shall be delivered in the manner provided above for Creation Orders outside the Trusts' Clearing Process.


                                 Attachment 1-5

            (f) In addition to the Creation Transaction Fee, the Participant shall pay additional variable amounts which may include expenses incurred by the Fund in the transfer of Deposit Securities to the Fund in connection with a creation of Creation Units. These expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund permits a Participant to substitute cash or a different security in lieu of depositing one or more of the requisite Deposit Securities, the Participant may also be assessed an amount to cover the cost of purchasing the Deposit Securities and/or disposing of the substituted securities, including operational processing and brokerage costs, transfer fees, stamp taxes, and part or all of the spread between the expected bid and offer side of the market related to such Deposit Securities and/or substitute securities.

      8. International Funds -- Redemption Orders.

            (a) A Participant must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account Deposit Securities will be delivered in connection with a Redemption Order. If the Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, the Participant will be required to receive redemption proceeds in cash, as described in paragraph (d) below.

            (b) The delivery of redemption proceeds will be made within twelve calendar days after the Redemption Order is received in proper form, except to the extent that a delivery is delayed due to the introduction of new or special holidays, the treatment by participants in the local market of certain days as "informal holidays" (e.g., days on which no or limited securities transactions occur, as a result of substantially shortened trading hours), or changes in local securities delivery practices. Under these circumstances, the Fund will notify the Participant as soon as reasonably practicable

            (c) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Distributor, acting on behalf of the Trust, determines that a "cash in lieu" amount will be delivered, Distributor will notify the Participant and the Transfer Agent and the Participant shall receive the "cash in lieu" amount, with any appropriate adjustments as advised by Trust.

            (d) If a redeeming Participant, or any party on whose behalf the Participant is acting, does not have appropriate arrangements to take delivery of the Deposit Securities in the relevant foreign jurisdiction(s) and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such foreign jurisdiction(s) and in certain other circumstances, the Trust may in its discretion redeem Shares for cash, and the redeeming Participant, on behalf of itself or any party for which it is acting, will be required to receive redemption proceeds in cash. In such case, the Participant will receive a cash payment equal to the net asset value (next determined after


                                 Attachment 1-6
      receipt of the Redemption Order) times the number of Shares in a Creation Unit of the relevant International Fund, minus the Transaction Fee.

            (e) Cash shall be delivered in the manner provided above for Redemption Orders outside the Trusts' Clearing Process.

            (f) In addition to the Redemption Transaction Fee, the Participant shall pay additional variable amounts which may include expenses incurred by the Fund in the transfer of Deposit Securities to the Participant. These expenses may include operational processing and brokerage costs, transfer fees, stamp taxes and the like. When an International Fund redeems Shares for cash, the Participant may also be assessed an amount to cover the cost of selling the Deposit Securities, including operational processing and brokerage costs, transfer fees and stamp taxes.

SECTION III. TRANSFER AGENT'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE SHARES OR SECURITIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

      1. Trusts' Clearing Process -- Creation Orders. After the Transfer Agent has received notification of a Submission from the Participant for a Creation Order for Shares through the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Shares and the Cash Component, if any, through the Trusts' Clearing Process so as to be received by the creator no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

      2. Trusts' Clearing Process -- Redemption Orders. After the Transfer Agent has received a Submission for a Redemption Order for Shares through the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the "regular way" settlement date) and the Cash Redemption Amount, if any, through the Trusts' Clearing Process so as to be received by the beneficial owner no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

      3. Outside the Trusts' Clearing Process -- Creation Orders. After the Transfer Agent has received notification of a Submission from the Participant for a Creation Order for Shares outside the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than the same Business Day on which the transfer of Deposit Securities is required to be made pursuant to Section IV (3) in order for the Deemed Received order to continue to be Deemed Received. A Creation Order relating to Shares of an International Fund will be processed in the manner provided in this paragraph.


                                 Attachment 1-7

      4. Outside the Trusts' Clearing Process -- Redemption Orders. After the Transfer Agent has received a Submission for a Redemption Order for Shares outside the Trusts' Clearing Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Participant no later than the same Business Day on which the transfer of Shares is required to be made pursuant to Section IV (4) in order for the Deemed Received order to continue to be Deemed Received. A Redemption Order relating to Shares of an International Fund will be processed in the manner provided in this paragraph, except as otherwise provided in Section II 8 (b).

SECTION IV. PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE "DEEMED RECEIVED"

      1. Trusts' Clearing Process -- Creation Orders. A Creation Order to create Shares through the Trusts' Clearing Process shall be "Deemed Received" by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I
(3) (a) hereof. Orders to create Shares contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

      2. Trusts' Clearing Process -- Redemption Orders. A Redemption Order to redeem Shares through the Trusts' Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such request is in proper form and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in
Section I(3)(b) hereof. Requests to redeem Shares contained in Submissions transmitted after such time on a Transmittal Date shall be "Deemed Received" by the Transfer Agent on the next Business Day immediately following such Transmittal Date.

      3. Outside the Trusts' Clearing Process -- Creation Orders. An Creation Order to create Shares outside the Trusts' Clearing Process shall be Deemed Received by the Transfer Agent on the Transmittal Date only if: (a) the Submission containing such order is in proper form, and (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof, provided, however, that such order shall cease to be Deemed Received unless (a) the requisite number of Deposit Securities is transferred through DTC to the account of the applicable Fund no later than 11:00 a.m., Eastern Time, on the Business Day next following the Transmittal Date and (b) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the applicable Fund by no later than 2:00 p.m., Eastern Time, on the Business Day next following the Transmittal Date. If either the Submission, the requisite Deposit Securities or the cash equal to the Cash Component is not received by the Transfer Agent within the time periods set forth above, such order shall be deemed invalid.

      4. Outside the Trusts' Clearing Process -- Redemption Orders. A request to redeem Shares outside the Trusts' Clearing Process shall be Deemed Received by


                                 Attachment 1-8
the Transfer Agent on the Transmittal Date only if (a) the Submission containing such request is in proper form, and (b) such Submission is received by the Transfer Agent no later than the time as set forth in Section I(3)(b) hereof, provided, however, that such order shall cease to be Deemed Received unless (a) the requisite number of Shares is transferred via DTC to the account of the Transfer Agent by the NYSE Closing Time on such Transmittal Date and (b) the Cash Redemption Amount owed to the applicable Fund, if any, is received by the Transfer Agent no later than 2:00 p.m., Eastern Time, of the Business Day next following such Transmittal Date. If either the Submission, the Shares or cash equal to the Cash Redemption Amount, if any, is not received by the applicable Fund within the time periods set forth above, such redemption request shall be Deemed Received by the Transfer Agent on the Business Day on which both the Submission and the requisite number of Shares are delivered to the Transfer Agent within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

      5. Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Submission pursuant to this paragraph, a Submission that is otherwise in proper form shall be deemed submitted at the time of its initial Submission for purposes of determining when orders are Deemed Received hereunder. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Participant or (ii) forty-five (45) minutes after the NYSE Closing Time.

      6. Suspension or Rejection of an Order. Each Trust reserves the absolute right to reject a Creation Order transmitted to it by the Distributor in respect of a Fund if: (i) the order is not in proper form; (ii) the Deposit Securities delivered are not as disseminated for that date by the Custodian, as described above; (iii) acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (iv) acceptance of the Fund Deposit would otherwise, in the reasonable opinion of the applicable Trust or its investment adviser (the "Adviser"), have an adverse effect on the Trust, the applicable Fund or the rights of beneficial owners; or (v) in the event that circumstances exist outside the control of the applicable Trust or Fund, the Transfer Agent, the Distributor and the Adviser that, in their reasonable judgment, make it for all practical purposes impossible to process Creation Orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts;


                                 Attachment 1-9
systems failures involving computer or other information systems affecting a Trust or Fund, the Adviser, the Distributor, DTC, NSCC, the Transfer Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events. The applicable Trust shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. Each Trust and Fund, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits, and shall not incur any liability for the failure to give any such notification.

SECTION V.    TELEPHONE AND FACSIMILE

FIRST TRUST EXCHANGE-TRADED FUND, FIRST TRUST EXCHANGE-TRADED FUND II, FIRST TRUST EXCHANGE-TRADED ALPHADEX (R) FUND AND FIRST TRUST EXCHANGE-TRADED FUND IV AND [FIRST TRUST EXCHANGE-TRADED FUND VIII:]

Telephone:  (630) 765-8000
Facsimile:  (630) 517-7509

TRANSFER AGENT:

Telephone: (212) 815-2793
Facsimile: (212) 667-9549

PARTICIPANT::

Telephone:
          ---------------
Facsimile:
          ---------------


                                             FIRST TRUST PORTFOLIOS, L.P.


                                             By
                                               ---------------------------------
                                               Title:
                                                     ---------------------------


                                             PARTICIPANT:

                                             -----------------------------------

                                             By
                                               ---------------------------------
                                               Title:
                                                     ---------------------------


                                Attachment 1-10

ACCEPTED BY:

THE BANK OF NEW YORK MELLON,
as Transfer Agent

By
  ---------------------------------
  Title:
        ---------------------------

Dated:
      -----------------------------


                                Attachment 1-11